UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 9, 2008, Oramed Pharmaceuticals Inc. (“Oramed”) issued a press release announcing that it has entered into an agreement with ETI Karle Clinical Pvt. Ltd., a clinical research organization in India to conduct Phase 2B clinical trials on its oral insulin capsules. A copy of the press release is being furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, Oramed, in conjunction with the Diabetes Unit, Hadassah University Hospital, was selected to display its abstract, entitled "Open Label Study to Assess the Safety, Pharmacokinetics (PK) and Pharmacodynamics (PD) of Five Oral Insulin Formulations in Healthy Subjects," at the 44th Annual Meeting of the European Association for the Study of Diabetes (EASD) held on September 9, 2008 in Rome, Italy  A copy of the abstract is being furnished with this report as Exhibit 99.2 and is incorporated herein by reference.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report (including the exhibits) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by Oramed under such Act or the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated September 9, 2008
99.2	Oramed Pharmaceuticals Inc. Abstract Entitled “Open Label Study to Assess the Safety, Pharmacokinetics (PK) and Pharmacodynamics (PD) of Five Oral Insulin Formulations in Healthy Subjects.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: September 9, 2008
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director